PROVIDENCE AND WORCESTER RAILROAD COMPANY ANNOUNCES
PROPOSED ACQUISITION BY GENESEE & WYOMING INC.

Worcester, MA. - August 15, 2016- Providence and Worcester Railroad Company (NASDAQ:PWX) (the "Company") announced today that on Friday, August 12, 2016, upon completion of a process to assess strategic alternatives, its Board of Directors approved, and the Company entered into, a definitive merger agreement whereby Genesee & Wyoming Inc. (NYSE:GWR) will acquire the Company for $25.00 per share of common stock, or approximately $126 million, in cash.   Under the terms of the merger agreement, immediately prior to the closing all outstanding shares of preferred stock of the Company will be deemed converted into common stock of the Company in accordance with their terms. In connection with entry into the merger agreement, the Robert H. Eder Trust and the Linda Eder Trust, which own a majority of the preferred stock of the Company and approximately 17.3 percent of the common stock of the Company, have entered into a Voting Agreement with Genesee & Wyoming and the Company to vote all of the shares of the preferred stock and common stock owned by the Trusts in favor of the transaction.

The transaction is expected to close in the fourth quarter of 2016 and is subject to approval by the Company's common and preferred shareholders, satisfaction of certain regulatory approvals and other customary closing conditions.

Robert H. Eder, longtime chairman and CEO of the Company, said: "Becoming part of the Genesee & Wyoming family with its record of emphasis on safety and investment in its rail infrastructure ensures that our Company will continue to provide the quality of service which our customers and the communities we serve have enjoyed over the 40+ years since we re-commenced independent operations while at the same time continuing and improving on our programs to promote employee and community safety."

Additional Information and Where to Find It

In connection with the transaction the Company will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy statement and proxy card to each shareholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov) or at the Company's website (http://www.pwrr.com)  or by writing to the Providence and Worcester Railroad Company, 75 Hammond Street, Worcester, Ma. 01610, Attn:  Charles D. Rennick, General Counsel.

Participant Information

The Company and its directors and executive officers are participants in the solicitation of proxies from the Company's shareholders with respect to the transaction. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the Company's proxy statement on Schedule 14A filed with the SEC on March 21, 2016. To the extent that holdings of the Company's securities have changed since the amounts printed in the Company's proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants and their direct or indirect interests in the transaction, by  security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction, including benefits of the transaction, and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words "believe", "project", "expect", "anticipate", "estimate", "future", "strategy" , "opportunity", "plan", "may", "should", "will", "would", "will be", "will continue", "will likely result", and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the  Company's business and the price of the Company's common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the merger agreement by the shareholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company's business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company and  potential difficulties in Company employee retention as a result of the transaction, (vi) risks related to diverting management's attention from the Company's ongoing business operations, and (vii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the transaction. In addition please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and the Company assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as result of new information, future events, or otherwise.

Contact: Charles D. Rennick

75   Hammond Street
Worcester, MA  01610
Phone  (508) 755-4000, ext.  365
Fax  (508) 795-0748